Exhibit 23.4

BAIRD, KURTZ & DOBSON
CERTIFIED PUBLIC ACCOUNTANTS

Tri-Star Industrial Supply, Inc.
St. Louis, Missouri
Industrial Distribution Group, Inc.
Atlanta, Georgia


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report respecting the financial statements of Tri-Star Industrial Supply, Inc., at and for the years ended September 30, 1996 and 1995, included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated September 23, 1997 and to the references to our firm in such registration statement.



                             /s/  Baird, Kurtz & Dobson

St. Louis, Missouri
January 26, 1998